Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-118857 on Form S-3 and Registration Statements No. 333-69103 and 333-63913 on Form S-8 of Baylake Corp. of our reports dated March 3, 2006 with respect to the consolidated financial statements of Baylake Corp., and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Baylake Corp. for the year ended December 31, 2005.
CROWE CHIZEK AND COMPANY LLC
/s/ Crowe Chizek and Company LLC
Oak Brook, Illinois
March 14, 2006

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Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated January 21, 2004 with respect to the consolidated financial statements of Baylake Corp. and its subsidiaries for the year ended December 31, 2003, which report is included in Baylake’s Annual Report on Form 10-K for the year ended December 31, 2005, in Baylake’s Registration Statement on Form S-3, No. 333-118857, and in its Registration Statements on Form S-8, Nos. 333-69103 and 333-63913.
SMITH & GESTELAND LLP
/s/ Smith & Gesteland LLP
Madison, Wisconsin
March 7, 2006

98